EXHIBIT 99.1

PROG Holdings Reports Second Quarter 2021 Results

•Progressive Leasing GMV of $506 million, up 25.2%
•E-commerce grew 274% to 13.0% of Progressive Leasing GMV
•Consolidated Revenues of $660 million, up 10.1%
•Diluted EPS of $1.02; Non-GAAP Diluted EPS of $1.09, up 18.5%
•Consolidated earnings before taxes of $68.8 million; Adjusted EBITDA of $104.9 million, up 42.7%

SALT LAKE CITY, July 29, 2021- PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, a leading provider of e-commerce, app-based, and in-store lease-to-own solutions, Vive Financial, a provider of omnichannel second-look revolving credit solutions, and Four Technologies, a provider of Buy Now, Pay Later solutions, today announced financial results for the second quarter ended June 30, 2021.

“I'm pleased to report exceptional financial results for the period, driven by a 25% increase in Progressive Leasing's GMV, strong customer payment performance, and a return to growth in our portfolio," said Steve Michaels, President and Chief Executive Officer of PROG Holdings. “Our Progressive Leasing segment delivered record second quarter results in GMV, revenue, Adjusted EBITDA and earnings before taxes. We also expanded our fintech offerings with the acquisition of Buy Now, Pay Later provider Four Technologies as part of our strategy to grow our ecosystem of flexible and transparent consumer financial products. As we enter the second half of the year, we are encouraged by the opportunity to serve more of our significant addressable market."

Financial Highlights

Consolidated revenues for the second quarter of 2021 were $660.0 million, an increase of 10.1% from the same period in 2020. The increase was primarily due to growth of key large national partners and e-commerce penetration, and from continued strong customer payment performance across both the Progressive Leasing and Vive Financial businesses. Progressive Leasing's GMV increased 25.2% to $506 million compared with the same period in 2020, with e-commerce GMV growing 274% year-over-year.

The provision for lease merchandise write-offs at Progressive Leasing was 4.8% of lease revenues in the second quarter of 2021, compared with 6.1% in the same period of 2020. Low levels of delinquencies and strong customer payment performance benefited our provision for write-offs in the period.

The Company reported net earnings from continuing operations for the second quarter of 2021 of $68.8 million compared with $59.0 million in the prior year period. Adjusted EBITDA for the second quarter of 2021 was $104.9 million compared with $73.5 million for the same period in 2020, an increase of $31.4 million, or 42.7%. As a percentage of revenues, Adjusted EBITDA was 15.9% in the second quarter of 2021 compared with 12.3% for the same period in 2020. The increases in net earnings from continuing operations and adjusted EBITDA were primarily driven by the Company’s increased revenues and improvements in our provision for write-offs.

Diluted earnings per share from continuing operations for the second quarter of 2021 were
$1.02 compared with $0.87 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were $1.09 in the first quarter of 2021 compared with $0.92 for the same quarter in 2020.

Liquidity and Capital Allocation

PROG Holdings ended the second quarter of 2021 with cash of $137.5 million and debt of $50 million. The Company repurchased $49.1 million of its stock in the period at an average price per share of $53.84, leaving $223 million available under its $300 million repurchase authorization. The company utilized $23 million of cash to purchase Four Technologies in the second quarter.

The Company expects to repurchase additional shares under its $300 million program from time to time, subject to its capital plan, market conditions, and other factors. The timing and amount of any further repurchases under the program will be determined by management. The Company is not obligated to acquire any specific number of shares, and the program may be suspended or discontinued at any time.
Outlook
The Company is increasing its full year 2021 consolidated outlook for Adjusted EBITDA to a range of $390 million to $405 million, up from the previous range of $380 million to $400 million, due to better-than-expected portfolio performance. Non-GAAP diluted EPS is expected to be between $3.90 and $4.10, up from a range of $3.80 and $4.05, while GAAP diluted EPS is expected to be between $3.66 and $3.86, up from a range of $3.56 and $3.81.

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Thursday, July 29, 2021, at 8:30 A.M. ET to discuss its financial results for the second quarter of 2021. To access the live webcast, visit the Company's investor relations website, https://investor.progholdings.com/ To join the conference call via telephone, dial 877-270-2148 and request to join the PROG Holdings, Inc. call. International participants without internet access can join the conference call by dialing 412-902-6510 and requesting to join the PROG Holdings, Inc. call. The webcast will be archived for playback on the investor relations website following the event.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “strategy to”, “expects”, "outlook", and similar forward-looking terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (v) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (vi) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic, and for loan losses, with respect to our Vive segment; (vii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of the Company’s Aaron’s Business segment may not be achieved in a timely manner, or at all; (viii) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; (ix) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisition of Four; (x) Four’s business model differing significantly from Progressive Leasing's and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; and (xi) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission on February 26, 2021. Statements in this press release that are “forward-looking” include without limitation statements about (i) our strategy to grow our ecosystem of consumer financial products; (ii) our ability to serve more of our addressable market for our offerings; (iii) our expectation to repurchase additional shares under our Board-authorized $300 million repurchase program; and (iv) our increased outlook for our full-year 2021 Adjusted EBITDA, Non-GAAP Earnings Per Share and GAAP Earnings Per Share performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact

John Baugh, CFA
VP, Investor Relations
john.baugh@progleasing.com

Media Contact
Mark Delcorps
Director, Corporate Communications
media@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings (Loss)
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Lease Revenues and Fees	$646,048	$589,749	$1,354,030	$1,248,283
Interest and Fees on Loans Receivable	13,923	9,415	26,942	19,322
Total	659,971	599,164	1,380,972	1,267,605

Costs and Expenses:
Depreciation of Lease Merchandise	439,658	420,731	944,715	884,649
Provision for Lease Merchandise Write-offs	31,258	36,151	49,898	91,865
Operating Expenses	96,745	82,518	187,941	181,502
Total	567,661	539,400	1,182,554	1,158,016
Operating Profit	92,310	59,764	198,418	109,589
Interest Expense	(436)	—	(948)	—
Earnings Before Income Tax Expense from Continuing Operations	91,874	59,764	197,470	109,589
Income Tax Expense (Benefit)	23,037	767	49,145	(7,090)
Net Earnings from Continuing Operations	68,837	58,997	148,325	116,679
Earnings (Loss) from Discontinued Operations, Net of Income Tax	—	9,380	—	(328,307)
Net Earnings (Loss)	$68,837	$68,377	$148,325	$(211,628)

Basic Earnings (Loss) per Share:
Continuing Operations	$1.03	$0.88	$2.20	$1.74
Discontinued Operations	—	0.14	—	(4.90)
Total Basic Earnings (Loss) per Share	$1.03	$1.02	$2.20	$(3.16)
Diluted Earnings (Loss) per Share:
Continuing Operations	$1.02	$0.87	$2.19	$1.72
Discontinued Operations	—	0.14	—	(4.85)
Total Diluted Earnings (Loss) per Share	$1.02	$1.01	$2.19	$(3.13)

Weighted Average Shares Outstanding	67,011	67,097	67,368	66,959
Weighted Average Shares Outstanding Assuming Dilution	67,329	67,523	67,792	67,693

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited) June 30, 2021	December 31, 2020
ASSETS:
Cash and Cash Equivalents	$137,549	$36,645
Accounts Receivable (net of allowances of $48,459 in 2021 and $56,364 in 2020)	57,074	61,254
Lease Merchandise (net of accumulated depreciation and allowances of $416,700 in 2021 and $409,307 in 2020)	587,730	610,263
Loans Receivable (net of allowances and unamortized fees of $57,976 in 2021 and $52,274 in 2020)	103,055	79,148
Property, Plant and Equipment, Net	26,738	26,705
Operating Lease Right-of-Use Assets	18,765	20,613
Goodwill	306,627	288,801
Other Intangibles, Net	148,752	154,421
Prepaid Expenses and Other Assets	39,630	39,554
Total Assets	$1,425,920	$1,317,404
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$102,041	$78,249
Deferred Income Tax Liability	139,214	126,938
Customer Deposits and Advance Payments	44,093	46,565
Operating Lease Liabilities	27,237	29,516
Debt	50,000	50,000
Total Liabilities	362,585	331,268
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at June 30, 2021 and December 2020; Shares Issued: 90,752,123 at June 30, 2021 and December 31, 2020	45,376	45,376
Additional Paid-in Capital	318,911	318,263
Retained Earnings	1,384,703	1,236,378

Less: Treasury Shares at Cost
Common Stock: 24,252,222 Shares at June 30, 2021 and 23,029,434 at December 31, 2020	(685,655)	(613,881)
Total Shareholders’ Equity	1,063,335	986,136
Total Liabilities & Shareholders’ Equity	$1,425,920	$1,317,404

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net Earnings (Loss)	$148,325	$(211,628)
Adjustments to Reconcile Net Earnings (Loss) to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	944,715	1,144,958
Other Depreciation and Amortization	14,247	50,154
Provisions for Accounts Receivable and Loan Losses	87,114	174,737
Stock-Based Compensation	8,137	12,487
Deferred Income Taxes	11,001	(73,656)
Impairment of Goodwill and Other Assets	—	468,634
Non-Cash Lease Expense	464	50,638
Other Changes, Net	(1,180)	5,109
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(974,271)	(1,032,977)
Book Value of Lease Merchandise Sold or Disposed	52,089	201,058
Accounts Receivable	(72,070)	(134,467)
Prepaid Expenses and Other Assets	106	(4,711)
Income Tax Receivable	(20)	(38,797)
Operating Lease Right-of-Use Assets and Liabilities	(895)	(53,544)
Accounts Payable and Accrued Expenses	23,552	(19,713)
Accrued Regulatory Expense	—	(175,000)
Customer Deposits and Advance Payments	(2,473)	(2,527)
Cash Provided by Operating Activities	238,841	360,755
INVESTING ACTIVITIES:
Investments in Loans Receivable	(94,129)	(39,986)
Proceeds from Loans Receivable	62,938	32,248
Outflows on Purchases of Property, Plant and Equipment	(4,781)	(33,885)
Proceeds from Disposition of Property, Plant, and Equipment	45	2,220
Outflows on Acquisitions of Businesses and Customer Agreements. Net of Cash Acquired	(22,749)	(1,209)
Proceeds from Dispositions of Businesses and Customer Agreements, Net of Cash Disposed	—	359
Cash Used in Investing Activities	(58,676)	(40,253)
FINANCING ACTIVITIES:
Proceeds from Debt	—	5,625
Repayments on Debt	—	(60,748)
Dividends Paid		(5,351)
Acquisition of Treasury Stock	(77,196)	—
Issuance of Stock Under Stock Option Plans	2,856	2,250
Shares Withheld for Tax Payments	(4,921)	(5,877)
Debt Issuance Costs	—	(1,020)
Cash Used in Financing Activities	(79,261)	(65,121)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	(79)
Increase in Cash and Cash Equivalents	100,904	255,302
Cash and Cash Equivalents at Beginning of Period	36,645	57,755
Cash and Cash Equivalents at End of Period	$137,549	$313,057
Net Cash Paid During the Period
Interest	$435	$6,722
Income Taxes	$23,539	$1,438

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	Unaudited
	Three Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$646,048	$—	$646,048
Interest and Fees on Loans Receivable		13,923	13,923
Total Revenues	$646,048	$13,923	$659,971

	Unaudited
	Three Months Ended
	June 30, 2020
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$589,749	$—	$589,749
Interest and Fees on Loans Receivable	—	9,415	9,415
Total Revenues	$589,749	$9,415	$599,164

PROG Holdings, Inc.
Six Months Revenues by Segment
(In thousands)

	Unaudited
	Six Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$1,354,030	$—	$1,354,030
Interest and Fees on Loans Receivable	—	26,942	26,942
Total Revenues	$1,354,030	$26,942	$1,380,972

	Unaudited
	Six Months Ended
	June 30, 2020
	Progressive Leasing	Vive	Consolidated Total
Lease Revenues and Fees	$1,248,283	$—	$1,248,283
Interest and Fees on Loans Receivable	—	19,322	19,322
Total Revenues	$1,248,283	$19,322	$1,267,605

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and six months ended June 30, 2021 and the Company's full year 2021 outlook, exclude intangible amortization expense and acquisition related transaction costs. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and six months ended June 30, 2020 exclude intangible amortization expense, restructuring expenses, and income tax benefits from our revaluation of net operating loss carrybacks resulting from the CARES Act. The amounts for these after-tax non-GAAP adjustments, which are tax effected using our statutory tax rate, can be found in the reconciliation of net earnings from continuing operations and earnings from continuing operations per share assuming dilution to non-GAAP net earnings from continuing operations and earnings from continuing operations per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020 also excludes stock-based compensation expense, restructuring expenses, and acquisition related transaction costs. The amounts for these pre-tax non-GAAP adjustments can be found in the quarterly segment EBITDA tables in this press release. Adjusted EBITDA for the Company's full year 2021 outlook is calculated as projected earnings before interest expense, interest income, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the Company's full year 2021 outlook also excludes stock-based compensation expense and the acquisition related transaction costs.
Management believes that non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Adjusted EBITDA, non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings from continuing operations and diluted earnings from continuing operations per share and the GAAP revenues and earnings from continuing operations before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations
(In thousands, except per share amounts)

	Unaudited
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net Earnings from Continuing Operations	$68,837	$58,997	$148,325	$116,679
Add: Intangible Amortization Expense	5,421	5,566	10,842	11,132
Add: Transaction Expense	561	—	561	—
Add: Restructuring Expenses, net	—	238	—	238
Less: Tax impact of adjustments (1)	(1,555)	(1,509)	(2,964)	(2,956)
Less: NOL Carryback Revaluation	—	(1,350)	—	(35,540)
Non-GAAP Net Earnings from Continuing Operations	$73,264	$61,942	$156,764	$89,553

Earnings from Continuing Operations Per Share Assuming Dilution	$1.02	$0.87	$2.19	$1.72
Add: Intangible Amortization Expense	0.08	0.08	0.16	0.16
Add: Transaction Expense	0.01	—	0.01	—
Less: Tax impact of adjustments (1)	(0.02)	(0.02)	(0.04)	(0.04)
Less: NOL Carryback Revaluation	—	(0.02)	—	(0.53)
Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$1.09	$0.92	$2.31	$1.32

Weighted Average Shares Outstanding Assuming Dilution	67,329	67,523	67,792	67,693

(1) Adjustments are tax-effected using an assumed statutory tax rate of 26.0%.
(2) In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	Unaudited
	Three Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Consolidated Total
Net Earnings from Continuing Operations			$68,837
Income Taxes(1)			23,037
Earnings from Continuing Operations Before Income Taxes	$87,521	$4,353	91,874
Interest Expense	320	116	436
Depreciation	2,414	198	2,612
Amortization	5,421	—	5,421
EBITDA	95,676	4,667	100,343
Stock-Based Compensation	3,942	31	3,973
Transaction Expense	561	—	561
Adjusted EBITDA	$100,179	$4,698	$104,877

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Unaudited
	Three Months Ended
	June 30, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$58,997
Income Taxes(1)				767
Earnings (Loss) from Continuing Operations Before Income Taxes	$63,113	$1,626	$(4,975)	59,764
Depreciation	2,179	210	—	2,389
Amortization	5,421	145	—	5,566
EBITDA	70,713	1,981	(4,975)	67,719
Stock-Based Compensation(2)	3,270	96	2,187	5,553
Restructuring Expenses, Net	—	—	238	238
Adjusted EBITDA	$73,983	$2,077	$(2,550)	$73,510

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2) 2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management's 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.
Non-GAAP Financial Information
Six Month Segment EBITDA
(In thousands)

	Unaudited
	Six Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Consolidated Total
Net Earnings from Continuing Operations			$148,325
Income Taxes(1)			49,145
Earnings from Continuing Operations Before Income Taxes	$191,693	$5,777	197,470
Interest Expense	755	193	948
Depreciation	4,626	385	5,011
Amortization	10,842	—	10,842
EBITDA	207,916	6,355	214,271
Stock-Based Compensation	8,005	131	8,136
Transaction Expense	561	—	561
Adjusted EBITDA	$216,482	$6,486	$222,968

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Unaudited
	Six Months Ended
	June 30, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$116,679
Income Taxes(1)				(7,090)
Earnings (Loss) from Continuing Operations Before Income Taxes	$125,820	$(5,526)	$(10,705)	109,589
Depreciation	4,300	427	—	4,727
Amortization	10,842	290	—	11,132
EBITDA	140,962	(4,809)	(10,705)	125,448
Stock-Based Compensation(2)	6,006	180	4,229	10,415
Restructuring Expenses, Net	—	—	238	238
Adjusted EBITDA	$146,968	$(4,629)	$(6,238)	$136,101

(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.
(2) 2020 quarterly Adjusted EBITDA metrics have been updated to add-back Stock-based compensation to conform to management's 2021 definition of Adjusted EBITDA.

PROG Holdings Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,
	2020				2020	2021
Progressive Leasing	$462,025	$404,018	$448,843	$536,422	$1,851,308	$510,046	$505,971
Vive	25,376	21,536	37,883	45,956	130,751	55,898	51,701
Total	$487,401	$425,554	$486,726	$582,378	$1,982,059	$565,944	$557,672

Reconciliation of Full Year 2021 Outlook for Adjusted EBITDA
(In thousands)

Full Year 2021 Ranges
Consolidated
Estimated Net Earnings	$251,000 - $259,000
Taxes	83,000 - 88,000
Projected Earnings Before Taxes	334,000 -347,000
Interest Expense	1,700
Depreciation	11,600
Amortization	21,700
Projected EBITDA	369,000 - 382,000
Stock-Based Compensation	21,000 - 23,000
Projected Adjusted EBITDA	$390,000 - $405,000

Reconciliation of Full Year 2021 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2021 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.66	$3.86
Add Projected Intangible Amortization Expense	0.24	0.24
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.90	$4.10